EXHIBIT 32.1
CERTIFICATION PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)
In connection with the accompanying Quarterly Report of Winston Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2009 (the “Report”), Joel E. Bernstein, M.D. as President and Chief Executive Officer of the Company, and David Starr, as Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2009	/s/ Joel E. Bernstein
Joel E. Bernstein, M.D.
President and Chief Executive Officer

Dated: August 14, 2009	/s/ David Starr
David Starr
Vice President, Chief Financial Officer
This certification accompanies each Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.